Exhibit 5.1

September 23, 2026

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, CA 92614

Ladies and Gentlemen:

We have acted as counsel to Biomerica, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain stockholders listed in the Registration Statement under the heading “Selling Stockholders” of up to an aggregate of 1,403,705 shares (the “Shares” and each, a “Share”) of the Company’s common stock, par value $0.08 per share (“Common Stock”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the offering of the Shares thereunder. For purposes of rendering this opinion, we have examined: (i) the Registration Statement; (ii) the Securities Purchase Agreement, dated as of August 20, 2026, by and between the Company and each purchaser identified on the signature pages thereto (the “Purchase Agreement”); (iii) the Registration Rights Agreement, dated as of August 20, 2026, by and among the Company and each of the several purchasers signatory thereto (the “Registration Rights Agreement”); (iv) the Consulting Agreement dated June 3, 2026, by and between the Company and Jeb B. Terry, Sr. (the “Consulting Agreement”); (v) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 26, 2000, as amended by the Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock of the Company as filed with the Secretary of State on February 24, 2020, as corrected by the Certificate of Correction of Certificate of Certificate of Designations, Preferences and Rights of Series 5% Convertible Preferred Stock of the Company filed with the Secretary of State on February 26, 2020, as amended by the Certificate of Amendment to Certificate of Incorporation of the Company as filed with the Secretary of State on April 15, 2025 and as amended by the Certificate of Amendment to Certificate of Incorporation of the Company as filed with the Secretary of State on June 10, 2026 (the “Certificate of Incorporation”); (vi) the Amended and Restated Bylaws of the Company adopted on July 24, 2023 (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); (vii) resolutions adopted by the Board of Directors by unanimous consent in lieu of a meeting on September 17, 2026 approving the issuance and sale of shares of Common Stock pursuant to the Purchase Agreement, the Purchase Agreement, and the Registration Rights Agreement (the “Board Resolutions”); and (ix) a certificate of an officer of the Company, dated as of the date hereof. . Other than our review of the documents listed in (i) through (ix) above (collectively, the “Reviewed Documents”), we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

For the purposes of rendering our opinion below, we have not reviewed any document other than the Reviewed Documents and assume there exists no provision in any document relating to the matters covered by our opinion below that we have not reviewed that is inconsistent with the Reviewed Documents or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.

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For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including, but not limited to, the assumptions that: (a) each of the Reviewed Documents is accurate and complete; (b) each Reviewed Document that is an original is authentic; (c) each Reviewed Document that is a copy conforms to an authentic original; (d) all signatures on each Reviewed Document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. We have further assumed: (i) the legal capacity of natural persons; (ii) that each party to the Reviewed Documents (A) if applicable, is duly formed or incorporated, organized, validly existing, and in good standing under the laws of its formation or incorporation, (B) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (C) has taken all action necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents to which it is a party, and (D) has duly executed and delivered the Reviewed Documents to which it is a party; (iii) that any amendment, and/or restatement of any of the Reviewed Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law; and (iv) that the issuance of the Shares will not increase the proportionate shares of Common Stock held by an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”)). We have not verified any of the foregoing assumptions.

In rendering our opinion below, we also have assumed that (i) in accordance with Section 158 of the DGCL, the Shares will be evidenced by certificates, duly executed and delivered, or the Board of Directors will adopt resolutions providing that all shares of Common Stock shall be uncertificated prior to the issuance of the Shares and, within a reasonable time after the issuance of any such Shares, the registered owner of such Shares will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL, (ii) other than the Purchase Agreement, the Registration Rights Agreement, and the Consulting Agreement, there are no contracts with one or more current or prospective stockholders of the Company (or one or more beneficial owners of stock of the Company), in its or their capacity as such, within the meaning of Section 122(18) of the DGCL, (iii) the issuance of the Shares will not have the effect, directly or indirectly, of increasing the proportionate share of stock of the Company held by an interested stockholder (within the meaning of Section 203(c) of the DGCL); and (iv) the Board Resolutions have not been and will not be revoked, modified or amended. We have not verified any of the foregoing assumptions.

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Based upon the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

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